Exhibit 99.1

Murphy USA Announces Agreement to Acquire QuickChek—One of the Leading Food and Beverage C-Store Operators in the U.S.

Consistent with October’s stated capital allocation update, this acquisition: delivers on Murphy USA’s strategic priority of developing enhanced food and beverage capabilities to enhance our existing attractive organic growth plans; fulfills our high aspirations by securing a true industry leader with its own attractive growth pipeline and the capabilities to leverage across our portfolio as we launch our next chapter of growth; and upholds our commitment to shareholders, as meaningful expected synergies support an accretive transaction of a reasonable size that enables us to maintain future flexibility and shareholder distributions.

EL DORADO, Arkansas and WHITEHOUSE STATION, New Jersey, December 14, 2020 – Murphy USA announced an agreement to acquire QuickChek Corporation (“QuickChek”) in an all-cash transaction for $645 million. The purchase price includes expected tax benefits valued at $20 million for a net after-tax purchase price of $625 million. The transaction will be financed with a combination of cash on hand, existing credit facilities and new debt, and Murphy USA has obtained committed financing from the Royal Bank of Canada.

QuickChek represents a truly distinctive business in a class shared by only a few comparable industry peers. Founded in 1967 as an extension of Durling Farms, a door-to-door milk and fresh dairy products delivery service that originally opened in 1888, it is a family-owned chain of 157 stores located in central and northern New Jersey and the New York metro area. It operates a best-in-class food and beverage (“F&B”) model with a strong regional brand and engaged customer following, offering quick-serve restaurant style food alongside convenience items; a high-volume fuel offer is included at 89 of its newest stores. Its industry leading economics are evidenced by robust per-store per-year merchandise sales of $3.5 million, combined merchandise margins of 38% with F&B representing over 50% of the mix, and per-store per-year fuel gallons of 3.8 million. Additionally, QuickChek has a proven history of same-store-sales growth and a rich real estate pipeline to sustain unit growth within its existing footprint.

The acquisition is consistent with Murphy USA’s updated capital allocation strategy as announced in October. It represents a continued commitment to deliver exceptional and sustained value to long-term shareholders and will complement other ongoing value creation mechanisms, including ongoing productivity improvement initiatives, organic growth, share repurchase and a dividend.

“In October we outlined an updated capital allocation strategy and committed to improving our food and beverage offer at existing and future sites,” said Murphy USA President and CEO Andrew Clyde. “This transaction greatly accelerates those efforts and benefits, and is expected to provide reverse synergies across our network, while enhancing future returns on new stores. The transaction is also expected to create direct synergies that leverage our enterprise scale and our distinctive capabilities in fuel, tobacco and loyalty. We are excited to join forces with an exceptional and highly engaged team at QuickChek who share Murphy USA’s passion for delivering excellence every day to all our stakeholders.”

“QuickChek and Murphy USA both reflect a family heritage and a strong people culture,” said QuickChek CEO and Chairman Dean Durling. “I am thrilled by Murphy USA’s commitment to honor our legacy and preserve our brand while learning from our business model. I am proud of what we have accomplished in making QuickChek what it is today and I am excited about the opportunities for continued growth and success in the next chapter in QuickChek’s journey. I know QuickChek’s dedicated employees and valued customers remain in good hands.”

The above considerations result in highly attractive deal economics. The net investment of $625 million represents a multiple of 13.2 times QuickChek’s estimated LTM October 2020 Adjusted EBITDA of $47 million. Annual run rate synergies of $28 million are expected to be achieved by the third year. When taking into account expected run-rate synergies and tax benefits, the acquisition reflects a multiple of 8.3 times estimated LTM Adjusted EBITDA. The acquisition is projected to be accretive to earnings in 2022, the first full year of combined operations.

The transaction is expected to close during the first quarter of 2021, subject to customary closing conditions and regulatory approval. RBC Capital Markets, LLC acted as exclusive financial advisor and Davis Polk & Wardwell LLP acted as legal advisor to Murphy USA. BofA Securities, Inc. acted as exclusive financial advisor and Weil, Gotshal & Manges LLP acted as legal advisor to QuickChek.

Webcast Information
Murphy USA will host a conference call to discuss the transaction at 8:00 a.m. CT on Monday, December 14, 2020. Interested parties may participate by dialing 1-833-968-2218 and referencing conference ID number 8192285. The call can also be accessed via webcast through the Investor Relations section of Murphy USA’s website at http://ir.corporate.murphyusa.com. The webcast will be available for replay one hour after the conference concludes and a transcript will be made available shortly thereafter.

About Murphy USA
Murphy USA (NYSE:MUSA) is a leading retailer of gasoline and convenience merchandise with nearly 1,500 sites located primarily in the Southwest, Southeast and Midwest United States. The company and its team of nearly 10,000 employees serve an estimated 1.7 million customers each day through its network of retail gasoline stations in 25 states. The majority of Murphy USA's sites are located in close proximity to Walmart stores. The company also markets gasoline and other products at standalone stores under the Murphy Express brand. Murphy USA ranks 262 among Fortune 500 companies.

About QuickChek
Continuing to redefine “fresh convenience,” QuickChek is a market leader in food service providing local one-stop shopping where consumers can enjoy delicious made-to-order subs and sandwiches, guaranteed fresh brewed coffee, healthy snacks and salads, hot breakfast and more. Looking to make a difference in people’s everyday lives, QuickChek enables consumers to choose their convenience: you can place a mobile order through the QuickChek Rewards app where you’ll earn rewards for future savings; have your order ready through Curbside Pickup; utilize in-store self-checkout counters to get you on your way safe and fast; or have your order delivered through DoorDash and Grub Hub. Based in Whitehouse Station, NJ, the family-owned company operates 157 fresh convenience market stores including 89 locations with fuel throughout New Jersey, New York’s Hudson Valley and Long Island.

Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to consummate our acquisition of QuickChek on the stated terms or at all; our ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; our ability to finance the acquisition of QuickChek on acceptable terms; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19 including the impact on our fuel volumes if the gradual recoveries experienced in Q2 2020 stall or reverse as a result of any resurgence in COVID-19 infection rates and government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The reconciliation of estimated LTM October 2020 Adjusted EBITDA to estimated GAAP net income for QuickChek is as follows:

(Millions of dollars)	LTM Oct 2020
Estimated net income	$8

Income tax expense	$3
Interest expense	$5
Depreciation and amortization	$29
Other	$2

Estimated Adjusted EBITDA	$47

Consistent with Murphy USA’s historical presentation of non-GAAP metrics, Adjusted EBITDA for QuickChek is provided as it is a key metric used in the Company’s operational and financial decision-making. The Company believes that some investors may find it a useful indicator of ongoing operating performance and ability to generate cash flows from operations. Non-GAAP measures are not a substitute for GAAP disclosures and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP metrics. The above amounts are estimated based on preliminary data for QuickChek’s fiscal year ended October 30, 2020 and are subject to change based on the finalization of the financial statements for such fiscal year.

Source: Murphy USA Inc. (NYSE: MUSA)

Investor Contact:
Christian Pikul – Vice President of Investor Relations and FP&A
Christian.Pikul@murphyusa.com

Mitchell Freer – Investor Relations Analyst
Mitchell.Freer@murphyusa.com